VonLehman & Company Inc.                250 Grandview Drive Suite 300
Certified Public Accountants and Business Advisors
                                        Fort Mitchell, Kentucky 41017-5610

                                        4221 Malsbary Road Suite 102
                                        Cincinnati, Ohio 45242-5502

                      Accountants' Consent

July 17, 2000


Board of Directors
Masterpiece Technology Group, Inc.
Loveland, Ohio

This letter grants masterpiece Technology Group, Inc. (MPTG) permission to use our independent Auditor's Opinion dated July 7, 2000 on the financial statements for the year ended March 31, 2000 included as part of the Securities and Exchange Commission filing of MPTG's Form 10K.

Sincerely,
-S-

VonLehman & Company